EXHIBIT 23



KPMG
111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92702) of Darden Restaurants, Inc. of our report dated September 27, 2002, relating to the financial statements of the Darden Savings Plan for the year ended April 30, 2002, which appears in this Form 11-K of Darden Restaurants, Inc.


                                                              /s/KPMG LLP

Orlando, Florida
October 21, 2002